UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RASER TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2010

To our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Raser Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held at the Provo Marriott Hotel & Conference Center, 101 West 100 North, Provo, Utah 84601 on Wednesday, June 9, 2010, for the following purposes:

1.	To elect two Class II directors to serve for a three-year term that expires at the 2013 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2010; and

3.	To consider and transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The meeting will begin promptly at 2:30 p.m., local time, and check-in will begin at 2:00 p.m., local time. Only holders of record of shares of Raser Technologies common stock (NYSE: RZ) at the close of business on Monday, April 19, 2010 are entitled to vote at the meeting and to notice of any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during normal business hours at our corporate headquarters located at 5152 North Edgewood Drive, Suite 200, Provo, UT 84604

By order of the Board of Directors,

/s/ Nicholas Goodman
Nicholas Goodman
Chief Executive Officer

Provo, UT

April 29, 2010

YOUR VOTE IS IMPORTANT!

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE

BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2010

The notice of annual meeting of stockholders, our proxy statement and annual report to stockholders on Form 10-K are available at www.rasertech.com/annualreport2009.

Page
GENERAL INFORMATION	1

INTERNET AVAILABILITY OF PROXY MATERIALS	1

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	2

When and where is the annual meeting?	2
What is the purpose of the annual meeting?	2
Who is entitled to attend the meeting?	2
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	3
What items of business will be voted on at the meeting?	3
How does the Board of Directors recommend that I vote?	3
What shares can I vote at the meeting?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	4
How can I access the proxy materials over the Internet?	4
What different methods can I use to vote?	5
Can I change my vote after submitting my proxy?	6
Who can help answer my questions?	6
What vote is required to approve each item and how are votes counted?	6
What is a “broker non-vote”?	7
How are “broker non-votes” counted?	7
How are abstentions counted?	7
What happens if additional matters are presented at the meeting?	8
Who will serve as inspector of election?	8
What should I do in the event that I receive more than one Notice of Internet Availability or more than one set of proxy materials?	8
Where can I find the voting results of the meeting?	8
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	8
How may I communicate with the Board of Directors of Raser or the non-management directors on the Raser Board of Directors?	9

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	10

Security Ownership of Certain Beneficial Owners	10
Security Ownership of Management and Directors	12
Changes in Control	12

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13

DIRECTORS AND EXECUTIVE OFFICERS	13

COMPENSATION OF EXECUTIVE OFFICERS	17

Compensation Discussion and Analysis	17
Compensation Committee Report	21
Summary Compensation Table for Fiscal Year 2009	22
Grants in 2009 of Plan-Based Awards	24
Outstanding Equity Awards at December 31, 2009	25
Options Exercised and Stock Vested in 2009	26

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ii

RASER TECHNOLOGIES, INC.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is being furnished to the stockholders of Raser Technologies, Inc., a Delaware corporation, in connection with the solicitation of proxies by its Board of Directors. The proxies will be used at our 2010 Annual Meeting of Stockholders to be held at the Provo Marriott Hotel & Conference Center, 101 West 100 North, Provo, Utah 84601, beginning at 2:30 p.m., on Wednesday, June 9, 2010, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

Our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of this proxy statement, the proxy card, the notice of internet availability of proxy materials (“Notice of Internet Availability”) and any additional information furnished to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of Raser common stock.

We use several abbreviations in this proxy statement. We may refer to our company as “Raser,” the “Company,” “we,” “our” or “us.” The term “proxy materials” includes this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2009. Our Annual Report on Form 10-K was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2010. If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting. The term “meeting” means our 2010 Annual Meeting of Stockholders.

The Notice of Internet Availability and the proxy materials are first being made available on or about April 30, 2010, to stockholders of record and beneficial owners who owned shares of our common stock at the close of business on April 19, 2010 (the “Record Date”).

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules of the SEC, we have elected to furnish proxy materials, including this proxy statement and our Annual Report to Stockholders for the year ended December 31, 2009, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders who receive a Notice of Internet Availability will not receive a printed copy of the proxy materials unless they request one. Instead, the Notice of Internet Availability contains instructions on how stockholders can access and review our proxy materials on the Internet. The Notice of Internet Availability also instructs stockholders on how to vote through the Internet or by telephone. Some stockholders, in accordance with their prior requests, will be mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

When and where is the meeting?	The meeting will be held on Wednesday, June 9, 2010, beginning at 2:30 p.m., at the Provo Marriott Hotel & Conference Center, 101 West 100 North, Provo, Utah 84601. Check-in will begin at 2:00 p.m., local time.

What is the purpose of the annual meeting?	At our meeting, stockholders of record will vote upon the matters outlined in the notice of meeting, including the election of two Class II directors, the ratification of Hein & Associates LLP as our independent registered public accounting firm and consideration of any other matters properly presented at the Annual Meeting in accordance with our Bylaws. The Board is not aware of any other matters to be presented at the meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

Who is entitled to attend the meeting?	You are entitled to attend the meeting only if you were a Raser stockholder (or joint holder) of record as of the close of business on the Record Date, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement prior to the Record Date, a copy of your Notice of Internet Availability, or voting instruction card, as applicable, provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the meeting.

Who is entitled to vote at the meeting?	Only stockholders of record who owned Raser common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof. The stockholders of record who owned Raser preferred stock are not entitled to notice of or to vote at the meeting.

As of the Record Date, 88,360,007 shares of Raser common stock were outstanding. You will have one vote at the meeting for each share of Raser common stock you owned as of the Record Date. Accordingly, there are a maximum of 88,360,007 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or by proxy, of the holders of one-half of the voting power of the outstanding shares of Raser common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of Raser common stock representing at least 44,180,004 shares, present in person or represented by proxy, will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum, but will not be included in vote totals and will not affect the outcome of the vote.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on at the meeting are as follows:

1.      To elect two Class II directors to serve for a three-year term that expires at the 2013 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.      To ratify the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2010; and

3.      To consider and transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

These proposals are described more fully below in these proxy materials. As of the date of this proxy statement, the only business that our Board of Directors intends to present or is aware that others will present at the meeting is as set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?	Our Board of Directors recommends that you vote your shares “FOR” each of the director nominees and “FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the 2010 fiscal year.

What shares can I vote at the meeting?	You may vote all shares of Raser common stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank, but only as described below.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most Raser stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially. and the Notice of Internet Availability or proxy materials are being forwarded to you by your broker or nominee.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability or these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Raser or to vote in person at the meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability or these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

•   view our proxy materials for the Annual Meeting on the Internet; and

•   instruct us to send our future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

What different methods can I use to vote?

We are offering the following methods of voting:

Voting In-Person

Stockholders of Record. Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring your Notice of Internet Availability or proxy card, as applicable, or personal identification.

Street Name. Shares held in street name may be voted in person by you only if you obtain a legal proxy from the stockholder of record giving you the right to vote your beneficially owned shares.

Voting via the Internet

Shares may be voted via the Internet at www.proxyvote.com. Your voting instructions will be accepted up until 11:59 p.m. Eastern Time on June 8, 2010. Have your Notice of Internet Availability or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting via Telephone

Shares may be voted via any touch-tone telephone at 1-800-454-8683. Your voting instructions will be accepted up until 11:59 p.m. Eastern Time on June 8, 2010. Have your Notice of Internet Availability or proxy card in hand when you call and then follow the instruction given.

Voting via Mail

If you requested a paper proxy card, your shares may be voted via mail by marking, signing and dating your proxy card and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERENT, TELEPHONE OR MAIL DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•   voting again by telephone or through the Internet prior to 11:59 p.m. Eastern Time on June 8, 2010;

•   requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability;

•   giving written notice of revocation to our Corporate Secretary by mail to Corporate Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604 or by facsimile at (801) 374-3344; or

•   attending the Annual Meeting and voting in person.

Attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy. If you are a street name holder, you must follow the instructions on revoking your proxy, if any, provided by your bank or broker.

Who can help answer my questions?	If you have any questions about the meeting or how to vote or revoke your proxy, please contact:

Richard D. Clayton Executive Vice President, General Counsel and Secretary Raser Technologies, Inc. 5152 North Edgewood Drive, Suite 200 Provo, Utah 84604 Phone: 1-801-765-1200
If you need additional copies of this proxy statement or voting materials, please contact Richard D. Clayton, General Counsel and Secretary, as described above or send an e-mail to info@rasertech.com.

What vote is required to approve each item and how are votes counted?	The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The two (2) Class II director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class II directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

All Other Items. For each of the other items of business, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors “FOR” all of the Company’s nominees to the Board of Directors, “FOR” ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the 2010 fiscal year, and in the discretion of the proxy holders on any other matters that properly come before the meeting or any adjournment or postponement thereof.

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as ratification of the appointment of independent accountants), but not on non-routine matters (such as election of directors and stockholder proposals). Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but not non-routine matters. A “broker non-vote“ occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Nicholas Goodman (our Chief Executive Officer) or John T. Perry (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Who will serve as inspector of election?	We expect Richard D. Clayton, our Executive Vice President, General Counsel and Secretary, to tabulate the votes and act as inspector of election at the meeting.

What should I do in the event that I receive more than one Notice of Internet Availability or more than one set of proxy materials?	You may receive more than one Notice of Internet Availability or more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please utilize each Notice of Internet Availability or complete, sign, date and return each Raser proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting. We will report final results at www.rasertech.com and in a Form 8-K filed within four business days after our 2010 Annual Meeting of Stockholders.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Raser proxy statement for the annual meeting to be held in 2011, the written proposal must be received by the Corporate Secretary of Raser at our principal executive offices no later than December 31, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Raser proxy statement is instead a reasonable time before Raser begins to print and mail its proxy materials.

Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC. Proposals should be addressed to:

Corporate Secretary

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 200

Provo, UT 84604

For a stockholder proposal that is not intended to be included in the Raser proxy statement in accordance with Rule 14a-8, the stockholder must give timely notice to the Corporate Secretary of Raser. To be considered timely, the notice must be received by the Corporate Secretary of Raser at our principal executive offices no later than March 1, 2011. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in the Raser proxy statement under Rule 14a-8 for such future meeting must be received within a reasonable time before Raser begins to print and mail its proxy materials.

How may I communicate with the Board of Directors of Raser or the non-management directors on the Raser Board of Directors?	Stockholders may address inquiries to any of Raser’s directors or to the full Board of Directors by writing to Raser Technologies, Inc., Attn: Corporate Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604. Each communication from a stockholder should include the following information in order to permit stockholder status to be confirmed and to provide an address to forward a response if deemed appropriate: (i) the name, mailing address and telephone number of the stockholder sending the communication; and (ii) if the stockholder is not a record holder of our common stock, the name of the record holder of our common stock must be identified along with the stockholder. Our Corporate Secretary will forward all appropriate communication to the Board of Directors or individual members of the Board of Directors specified in the communication. Communications intended for non-management directors should be directed to the Chairperson of the Nominating and Governance Committee at the Company’s address listed above.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

Common Stock

The following tables set forth, as of March 31, 2010, certain information regarding beneficial ownership of our common stock by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group. As of March 31, 2010, we had one class of voting securities that consisted of 79,873,315 shares of our common stock issued and outstanding. In computing the number and percentage of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of March 31, 2010, pursuant to options, warrants or other rights are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. The following tables are based upon information supplied by directors, officers and principal stockholders and reports filed with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Kraig T. Higginson (5152 N. Edgewood Dr., Suite 200 Provo, Utah 84604)	10,130,099	(1)	12.4%

Common Stock	Fletcher International, Ltd. (48 Wall Street, 5th Floor, New York, New York 10005)	8,776,190	(2)	9.9%

Common Stock	Jack Kerlin (5152 N. Edgewood Dr., Suite 200 Provo, Utah 84604)	4,017,952	(3)	5.0%

(1)	Consists of 5,615,600 shares held in the name of Higginson Family Investments, LLC, 1,835,954 shares held in the name of Radion Energy LLC, 490,650 shares held in the name of Jeanette S. Higginson, 629,772 shares held in street name, and 500,000 shares held in the name of HP Fund, LLC, each of which are deemed to be controlled by Mr. Higginson. Includes options to purchase 12,500 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Higginson. Also includes warrants held by Radion Energy LLC at March 31, 2010 to acquire up to 1,045,623 shares of our common stock at an exercise price of $6.00 per share. The options and warrants are also deemed to be controlled by Mr. Higginson.
(2)

As reported on Schedule 13G/A filed by Fletcher International, Ltd. on February 16, 2010, Fletcher’s ownership consists of 7,875,190 beneficially owned shares. On November 14, 2008, in connection with our $20.0 million equity financing with Fletcher, we issued warrants to Fletcher to acquire shares of our common stock in an aggregate value of up to $20.0 million that may not exceed 7,458,532 shares of our common stock at an exercise price of the lesser of (a) $6.00 per share or (b) the 40-day volume weighted average price, less $.60 per share. In accordance with the anti-dilution provision in the warrant agreement, in November 2009, we issued to Fletcher 445,901 shares of our common stock and in March 2010, we issued an additional 218,189 shares of our common stock. At March 31, 2010, the beneficial ownership included warrants to acquire 6,794,442 shares at an exercise price equal to the 40 day volume weighted-average price, less $.60 per share, which equaled $0.41. On April 1, 2010, Fletcher exercised the warrant and we issued the remaining 6,794,442 shares of our common stock to Fletcher to satisfy the terms of the warrant. On February 3, 2010, in connection with our $5.0 million equity financing with Fletcher, we issued 5,000 preferred shares convertible into shares of our common stock at a conversion price of $5.00 per share. The shares may also be redeemed, at the sole discretion of Fletcher, on the earlier of the date when our stock price reaches $2.00 per share, July 28, 2010, or the date on which a change in control is announced. The preferred stock may be redeemed at the greater of (a) the 40-day volume weighted average price three business days prior to conversion or (b) $1.22 per share. The total number of common shares that may be issued upon conversion of the preferred stock is limited so that the total beneficial ownership by Fletcher in the Company does not exceed 9.90%. Accordingly, Fletcher’s beneficial ownership also includes 901,000 shares of our common stock that are convertible from our preferred stock held by Fletcher as of March 31, 2010.
(3)	Consists of 2,096,226 shares held in the name of the Lorisa Kerlin Trust, DTD and, 1,921,726 share held in the name of the Jack Kerlin Trust, DTD, each of which are deemed to be controlled by Mr. Kerlin.

Series 1-A Convertible Preferred Stock

The following tables set forth, as of March 31, 2010, certain information regarding beneficial ownership of our Series 1-A convertible preferred stock (“Preferred Stock”) by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of Preferred Stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group. As of March 31, 2010, we had one class of Preferred Stock that does not contain general voting rights which consisted of 5,000 shares of our Preferred Stock issued and outstanding. In computing the number and percentage of shares beneficially owned by a person, shares of Preferred Stock that a person has a right to acquire within sixty (60) days of March 31, 2010, pursuant to options, warrants or other rights are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. The following tables are based upon information supplied by directors, officers and principal stockholders and reports filed with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series 1-A Preferred Stock	Fletcher International, Ltd. (48 Wall Street, 5th Floor, New York, New York 10005)	19,000	(1)	100%

(1)	On February 3, 2010, in connection with our $5.0 million equity financing with Fletcher, we issued 5,000 preferred shares convertible into shares of our common stock at a conversion price of $5.00 per share. The shares may also be redeemed, at the sole discretion of Fletcher, on the earlier of the date when our stock price reaches $2.00 per share, July 28, 2010, or the date on which a change in control is announced. The preferred stock may be redeemed at the greater of (a) the 40-day volume weighted average price three business days prior to conversion or (b) $1.22 per share. Also includes preferred warrants held by Fletcher to purchase up to 14,000 preferred shares convertible into shares of our common stock exercisable within 60 days of March 31, 2010. The preferred warrants are exercisable from time to time in full or in part in two tranches of up to 7,000 shares of preferred stock, at an exercise price of $1,000 per share of preferred stock subject to adjustment, for up to $7.0 million for each tranche. The right of the holder of the preferred warrants to exercise the second tranche is independent of the exercise, if any, of the first tranche. The first tranche of up to 7,000 shares of preferred stock for up to $7.0 million will, beginning on February 3, 2010, be exercisable on or before August 3, 2010 (subject to extension under certain circumstances) so long as the Prevailing Market Price (as defined in the Certificate of Rights and Preferences of Series A-1 Cumulative Preferred Stock) rises above $2.00 per share during such period. Otherwise, the first tranche of up to 7,000 shares of preferred stock for up to $7.0 million will, beginning on February 3, 2010, be exercisable on or before February 3, 2011 (subject to extension under certain circumstances). The second tranche of up to $7.0 million will, beginning on February 3, 2010, be exercisable on or before February 3, 2011 (subject to extension under certain circumstances) so long as the Prevailing Market Price rises above $2.00 per share during such period. Otherwise, the second tranche of up to 7,000 shares of preferred stock for up to $7.0 million will, beginning on February 3, 2010, be exercisable on or before February 4, 2013 (subject to extension under certain circumstances).

Security Ownership of Management and Directors

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Kraig T. Higginson	10,130,099	(1)	12.4%
Common Stock	Richard D. Clayton	113,900	(2)	*
Common Stock	Reynold Roeder	95,025	(3)	*
Common Stock	Alan G. Perriton	74,000	(4)	*
Common Stock	James A. Herickhoff	72,383	(5)	*
Common Stock	Steven R. Brown	64,800	(6)	*
Common Stock	Barry G. Markowitz	53,050	(7)	*
Common Stock	Nicholas Goodman	19,047	(8)	*
Common Stock	Scott E. Doughman	15,750	(9)	*
Common Stock	John T. Perry	—		*
	All Directors and Executive Officers as a Group	10,638,054		13.0%

*	Less than 1%
(1)	Consists of 5,615,600 shares held in the name of Higginson Family Investments, LLC, 1,835,954 shares held in the name of Radion Energy LLC, 490,650 shares held in the name of Jeanette S. Higginson, 629,772 shares held in street name, and 500,000 shares held in the name of HP Fund, LLC, each of which are deemed to be controlled by Mr. Higginson. Includes options to purchase 12,500 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Higginson. Also includes warrants held by Radion Energy LLC at March 31, 2010 to acquire up to 1,045,623 shares of our common stock at an exercise price of $6.00 per share. The options and warrants are also deemed to be controlled by Mr. Higginson.
(2)	Consists of 600 shares held in the name of Mr. Clayton, 250 shares held in the name of Gissa Clayton, each of which are deemed to be controlled by Mr. Clayton. Also includes options to purchase 114,050 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Clayton.
(3)	Consists of 21,775 shares held in the name of Reynold and Wendy S. Roeder, JTWROS and 2,000 shares held in street name, each of which are deemed to be controlled by Mr. Roeder. Also includes options to purchase 73,750 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Roeder.
(4)	Consists of 4,000 shares held in street name by Mr. Perriton. Also includes options to purchase 70,000 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Perriton.
(5)	Consists of 32,800 shares held by Mr. Herickhoff and 5,000 shares held in street name, each of which are deemed to be controlled by Mr. Herickhoff. Also includes options to purchase 34,583 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Herickhoff.
(6)	Includes options to purchase 64,800 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Brown.
(7)	Consists of 32,800 shares held in the name of Mr. Markowitz and 4,000 shares held in street name, each of which are deemed to be controlled by Mr. Markowitz. Also includes options to purchase 16,250 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Markowitz.
(8)	Includes options to purchase 19,047 shares of our common stock exercisable within 60 days of March 31, 2010 by Mr. Goodman.
(9)	Consists of 9,500 shares held in the name of Mr. Doughman. Also includes options to purchase 6,250 shares exercisable within 60 days of March 31, 2010 by Mr. Doughman.

No shares of Preferred Stock are owned by members of our Board of Directors or by executive management.

Changes in Control

To the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change of control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2009, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements except for the following:

Name	Number of Late Reports	Number of Transactions that were not Reported on a Timely Basis	Any Known Failure to File a Required Form
Kraig T. Higginson	4	6	—
Scott E. Doughman	1	1	—
Barry G. Markowitz	1	1	—
James A. Herickhoff	2	2	1

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each executive officer and each current director of Raser, and the period during which each has served as a director of Raser. Information as to the stock ownership of each of our directors and all of our current executive officers is set forth above. Information as to the stock ownership of each of our directors and all of our current executive officers is set forth above under “Voting Securities and Principal Holders Thereof.”

To our knowledge, there are no family relationships between any director and executive officer.

Name	Position	Age	Director Since
Kraig T. Higginson	Executive Chairman of the Board of Directors, Class III Director	55	2003
Nicholas Goodman (a)	Chief Executive Officer (principal executive officer), Class II Director	41	2010
Scott E. Doughman	Class III Director	42	2008
James A. Herickhoff	Class II Director	67	2005
Reynold Roeder	Class I Director	51	2005
Barry G. Markowitz	Class I Director	68	2005
Alan G. Perriton	Class I Director	64	2005
John T. Perry (b)	Chief Financial Officer (principal financial and accounting officer)	44
Richard D. Clayton	Executive Vice President, General Counsel and Secretary	54
Steven R. Brown	Executive Vice President of Construction	52

(a)	Mr. Goodman began employment as Chief Executive Officer on January 25, 2010. On April 22, 2010, the Board of Directors appointed Mr. Goodman as a Class II Director to fill the vacancy resulting from the resignation of Mr. Cook on August 5, 2009.
(b)	Mr. Perry began employment on March 10, 2010. His duties as Chief Financial Officer started on March 23, 2010. Mr. Perry succeeded Martin F. Petersen who resigned effective January 15, 2010. Since Mr. Perry did not assume his duties as Chief Financial Officer until after our December 31, 2009 Annual Report on Form 10-K was issued, Mr. Clayton certified the December 31, 2009 Form 10-K as the Principal Financial Officer.

The information presented below for each of our directors includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business. The information is current as of April 29, 2010.

Kraig T. Higginson. Mr. Higginson has served as Chairman of the Board of Directors since October 2003. He has also served as the Company’s President from October 2003 to March 2004 and as the Company’s Chief Executive Officer from March 2004 to January 2005. Mr. Higginson founded American Telemedia Network, Inc., a publicly-traded corporation that developed a nationwide satellite network of data and audio-visual programming. He served as President and Chief Executive Officer of Telemedia Network from 1984 through 1988. From 1988 through 2002, Mr. Higginson worked as a business consultant through Lighthouse Associates, an entity he controls. We believe that Mr. Higginson’s unique role in the history and development of our Company, his extensive management and consulting background, as well as his proven skill in leadership and strategic development, support the conclusion that he should serve as one of our directors.

Scott E. Doughman. Mr. Doughman has served as a director of Raser since May 2008. Mr. Doughman is currently a Partner with Banyan Venture Partners which he joined in 2009. He was previously with Daniels Capital from 2006 to 2008 prior to which he led Corporate Development for the Higher Education and Public Sector Division of SunGard Data Systems Inc. based in Philadelphia, Pennsylvania from 2004 to 2006. Mr. Doughman played an active role in the 2005 leveraged buyout of SunGard led by Silver Lake Partners for $11.3 billion, and has been involved in numerous merger and acquisition transactions in the software and services industry. Prior to SunGard, he was Senior Vice President of Corporate Development for Systems & Computer Technology Corporation (SCT) from 2002 to 2004, where he was responsible for strategic planning and business development. Prior to SCT, Mr. Doughman was Vice President of Corporate Development for Campus Pipeline from 2000 to 2002, a venture backed software company based in Salt Lake City, Utah; Senior Director of Strategic Planning for Kinko’s Corporate Offices from 1998 to 2000 in Ventura, California; Senior Associate for Booz Allen and Hamilton from 1996 to 1998 in San Francisco, California; Associate for Fidelity Investments in 1995 in Boston, Massachusetts; and Senior Consultant for Price Waterhouse from 1992 to 1994 in New York City, New York. Mr. Doughman received a BS in Electrical Engineering from BYU, an MBA from the Wharton School at the University of Pennsylvania, and executive education in M&A from Stanford University. We believe that Mr. Doughman’s significant experience in strategy and finance, including his background in private equity and management consulting, as well as his broad management experience support the conclusion that he should serve as one of our directors.

Reynold Roeder. Mr. Roeder has served as a director of Raser since October 2005 and serves on the Audit Committee (Chairman). Since 2004 until present, he has served as Chief Executive Officer and Co-Owner of LECTRIX, LLC, a North American developer of merchant electrical transmission projects. From 2006 to his retirement in November of 2008 Mr. Roeder was a founder and most recently the CEO of United Fund Advisors LLC, an investment bank specializing in New Market Tax Credit and tax-advantaged energy transactions. Upon retirement from United Fund Advisors, Mr. Roeder has been active as the founder and CEO of Roeder & Company, LLC, a community development entity certified by the U.S. Treasury and engaged in tax advantaged transactions and advisory services. Mr. Roeder also serves as Chief Operating Officer of Northwest Renewable, LLC, a company currently developing biomass projects in the State of Washington. From 1981 to 1990, he held various positions with Deloitte & Touche and held CPA certifications in the states of Oregon, New York and California. Mr. Roeder left public accounting to join PacifiCorp Financial Services, Inc. in 1990, and held various officer positions including Assistant Controller, Controller and Vice President. Mr. Roeder’s responsibilities at PacifiCorp Financial Services included compliance and SEC reporting. Mr. Roeder served as a director of Terra Systems, Inc. from May 2007 until May 2009. We believe that Mr. Roeder’s extensive background in accounting and finance, as well as his strong management and leadership skills support the conclusion that he should serve as one of our directors.

Barry G. Markowitz. Mr. Markowitz has served as a director of Raser since November 2005 and serves on the Audit, Nominating and Governance, and Compensation Committees. He retired in December 2004 from serving as president of DTE Energy Services, a sister company to Detroit Edison and a subsidiary of DTE Energy. While at DTE Energy Services, Mr. Markowitz helped to successfully acquire and integrate several businesses and executed major transactions with firms such as General Motors, DaimlerChrysler, Ford, Duke Energy, Kimberly Clark and US Steel. Prior to his position at DTE Energy Services, Mr. Markowitz was a Vice President for the Bechtel Group of Companies, focusing on power industry engineering and construction. Mr. Markowitz served as a director of Earthfirst Technologies from September 2005 until March 2007. We believe that Mr. Markowitz’s significant experience within the energy industry, his proven skill in negotiating large transactions, as well as his proven leadership and business capabilities support the conclusion that he should serve as one of our directors.

Alan G. Perriton. Mr. Perriton has served as a director of the Company since January 2006. Mr. Perriton spent over 34 years with General Motors in various management roles including executive management assignments in the United States and Asia. Since July 2007 to present, he has been serving as a Mission President for The Church of Jesus Christ of Latter-day Saints in Korea. Mr. Perriton was also Executive in Charge of Strategic Alliances and New Business Development for General Motors Asia Pacific. He held several key procurement management positions within General Motors. In addition, he was named Advisor Materials Management for GM’s Toyota joint venture, New United Motor Manufacturing Inc. (NUMMI). He subsequently became part of the initial team to create the newly formed Saturn division of General Motors in 1985, and held responsibility as President of General Motors Korea from 1996 through 2001. Mr. Perriton currently serves on the Brigham Young University Marriott School of Management National Advisory Council and is a member of the U.S. / Korea business Advisory Council. We believe that Mr. Perriton’s extensive management experience at General Motors, a large public company, his valuable experience in business development and strategic alliances in GM’s foreign divisions, as well as his board-level management experience support the conclusion that he should serve as one of our directors.

John T. Perry. Mr. Perry began employment on March 10, 2010. His duties as Chief Financial Officer began on March 22, 2010. Mr. Perry served as President and Chief Executive Officer of Nord Resources Corporation, a copper mining company with total assets in excess of $50 million, from 2007 until 2010. From 2005 until 2007, Mr. Perry served as Chief Financial Officer, Senior Vice President, Secretary and Treasurer of Nord Resources Corporation. Mr. Perry was Vice President, Director with CB Richard Ellis, International Mining and Metals Group from 2003 to 2005. Prior to that, he held various positions with BHP Billiton Base Metals and BHP Copper Inc., including Vice President Finance with BHP Billiton Base Metals from 2002 to 2003, President, BHP Copper, Inc. from 1999 to 2002, and Vice President Finance and Administration for BHP Copper, Inc. He is a Certified Public Accountant and holds an undergraduate degree in Accounting and Finance as well as an MBA from the University of Arizona. Mr. Perry has served as a director of Homeland Uranium Incorporated since March 2008 and as director of Geovic Mining Company since June 2009.

Richard D. Clayton. Mr. Clayton has served as Executive Vice President, General Counsel and Secretary since March 2007. From August 2009 until January 2010, Mr. Clayton also served as Interim Principal Executive Officer during the interim time necessary to successfully complete our search for our Chief Executive Officer and then as Interim Principal Financial Officer until March 22, 2010. From 2001 to 2007, Mr. Clayton practiced corporate law with Holland & Hart, LLP, specializing in mergers and acquisitions, corporate finance, and corporate governance. He also served as a member of the board of directors and executive vice president of Geneva Steel Company (NYSE listed), where his responsibilities included corporate finance, capital projects, energy and environmental matters. Mr. Clayton received BS degrees in accounting and finance from the University of Utah, and a JD degree from the University of Utah.

Steven R. Brown. Mr. Brown joined Raser in January 2007 as Vice President of Construction and has an extensive background in the start-up of technology based companies and project management of complicated and diverse projects. In May 2008, Mr. Brown was promoted to Executive Vice President of Construction. From June 2000 until he joined Raser, he was the owner operator of Construction Management Services, Inc. where he provided consulting services to government agencies, private owners, banks, law firms, and contractors throughout the United States. These services included engineering, construction management, on-site owner representation, cost estimating, scheduling, and construction claim litigation preparation and expert witness testimony. Mr. Brown also served as Senior Vice President at Headwaters and was responsible for the development, construction and operations of twenty-four synthetic facilities from 1995 to 2000. The facilities were constructed over a two year period with an investment of $310 million and will generate $2.5 billion of Section 29 tax credits over the ten year period of their operations. Mr. Brown also served on Headwaters’ board of directors and assisted in the formulation and implementation of Headwaters’ technology licensing strategy. Mr. Brown has also been involved with new business development, operations, financial analysis, and business plan development in the telecommunications, mining, engineering and construction industries. Mr. Brown received his Bachelor of Science in Civil Engineering and Masters of Business Administration from Brigham Young University.

Class II Director Nominees

Nicholas Goodman. Mr. Goodman began serving as Chief Executive Officer on January 25, 2010. On April 22, 2010, the Board of Directors appointed Mr. Goodman as a Class II Director to fill the vacancy resulting from the resignation of Mr. Cook on August 5, 2009. Mr. Goodman has extensive experience growing power companies through project development and acquisition. From 2003 to 2010, he served as Chief Executive Officer of TDX Power, Inc. an electric utility holding company and power generation project developer. Under his leadership, TDX Power, Inc. has grown from $3 million to over $60 million in annual recurring revenues. At three different wholly owned projects of TDX Power, Inc., Mr. Goodman managed the initial development and conceptual design, as well as Federal licensing and permitting for Alaska’s largest hydroelectric power project (330 MW), Alaska’s second geothermal project and several of Alaska’s largest wind diesel power projects. Mr. Goodman was also responsible for securing project finance through a combination of public and private funding sources. In addition, he led the development of power plants for two military installations in Alaska as well as other sites in the U.S. and abroad. In 1999, Mr. Goodman founded Northern Renewables, a consulting and development firm dedicated to assisting renewable energy technology companies in Alaska and other areas in the United States. Mr. Goodman served as its Managing Director until 2003. From 1998 to 1999, he served as General Manager for Tidal Electric, a marine hydropower development company. Mr. Goodman holds a Bachelor of Arts Degree in Geography from Middlebury College, and a Masters of Science Degree in Natural Resource Development and Business Administration from the University of Vermont. We believe that Mr. Goodman’s extensive experience developing companies within the energy industry, his specific experience consulting renewable energy companies, as well as his proven leadership and executive-level management skills support the conclusion that he should serve as one of our directors.

James A. Herickhoff. Mr. Herickhoff has served as a director of Raser since March 2005. Since January 2000, Mr. Herickhoff has served as the President and Chief Executive Officer of American Talc Company, which operates one of the largest talc mines in the United States. Mr. Herickhoff has served as a Director of Headwaters Inc. since August 1997 and was elected Vice Chairman of Headwaters in April 1999. From 1987 to 1994, he served as President of Atlantic Richfield Company’s Thunder Basin Coal Company. He previously served as President of Mountain Coal Company, managing all of ARCO’s underground mining and preparation plants. He is the past President of the Wyoming Mining Association and a former board member of the Colorado and Utah Mining Associations. Mr. Herickhoff received a Bachelor of Science degree in 1964 from St. John’s University, a Master of Science degree in 1966 from St. Cloud State University and attended Kellogg Executive Management Institute at Northwestern University in 1986. We believe that Mr. Herickhoff’s extensive board and executive-level management experience and proven leadership and business capabilities support the conclusion that he should serve as one of our directors.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This discussion and analysis provides you with an understanding of our executive compensation philosophy, plans and practices, and gives you the context for understanding and evaluating the more specific compensation information contained in the tables and related disclosures that follow.

Overview of Our Compensation Program Philosophy and Process

We are an environmental energy technology company focused on geothermal power development and technology licensing. We operate two business segments: Power Systems and Transportation & Industrial. Our Power Systems segment develops geothermal electric power plants. Our Transportation & Industrial segment focuses on using our Symetron™ family of technologies to improve the efficiency of electric motors, generators and power electronic drives used in electric and hybrid electric vehicle propulsion systems. Through these two business segments, we are employing a business strategy to produce a positive impact on the environment and economically beneficial results for our stockholders. By executing our business strategy, we aim to become a producer of geothermal electric power as well as a provider of electric and hybrid-electric vehicle technologies and products.

We strongly believe that our ability to attract and retain a high caliber of executive talent in the marketplace is essential for us to execute the business plans of each of our business segments. In light of the extraordinary challenges facing our business, we believe that our compensation practices play an important part in attracting and retaining the talent necessary to achieve our desired outcomes.

The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment agreements entered into with, our named executive officers, establishing and evaluating performance based goals related to compensation, overseeing our cash bonus and equity based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally. Compensation Committee members are “independent directors” (as defined under NYSE rules), “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) and “outside directors” (as defined in Section 162(m) of the Internal Revenue Code). When deemed necessary, the Compensation Committee uses the services of an independent compensation consultant to assist it in carrying out its responsibilities.

Each year, the Compensation Committee performs a review of our executive compensation packages and evaluates the performance of our named executive officers. The Compensation Committee reviews the nature and amounts of all elements of the executive officers’ compensation, both separately and in the aggregate, to ensure that both total compensation and its individual components are strongly competitive with respect to similarly-sized public companies in similar industries. The Compensation Committee also reviews each element of the executive officer’s compensation for internal consistency. Finally, the Compensation Committee also reviews the current value of outstanding stock options and share grants (as compared to their grant date value).

Following these reviews, and after taking into account the market data and other considerations described below, the Compensation Committee adjusts the compensation package for each executive officer. In determining individual compensation, the Compensation Committee assesses the executive’s length of service, individual performance and contributions during the year, individual responsibility and role with respect to overall corporate policy-making, management and administration, and the importance of retaining the executive.

The Compensation Committee believes that the Company’s executive compensation program has been appropriately designed to provide a level of incentives that do not encourage our executive management to take unnecessary risks in managing their respective business segments or functions. We place great importance on the consistency of our executive management in achieving results that we believe will enhance long-term shareholder value. The Compensation Committee believes that using an effective and individualized executive compensation package will serve to attract, motivate and retain highly qualified executive officers and provide them with the opportunity to build a meaningful ownership stake in our Company. A substantial portion of our executive management’s compensation is performance-based. Our annual incentive compensation program is designed to reward annual development, operational and/or strategic performance in areas considered critical to the short- and long-term success of our Company. We believe this discourages risk-taking that focuses excessively on short-term profits at the sacrifice of the long-term health of our Company. In combination, the Compensation Committee believes that the various elements of our executive compensation program sufficiently tie our executives’ compensation opportunities to our focus on sustained long-term growth and performance.

Use of Competitive Market Data

The Compensation Committee will periodically refer to readily available market data to compare, or “benchmark,” our compensation levels for our named executive officers. We believe that executive compensation levels from similarly-sized public companies in similar industries provide a comparable range of companies to help ensure that our executive officers are fairly compensated.

The Compensation Committee may review compensation data disclosed in the SEC filings of certain companies’ named executive officers and reviews other available compensation summary data. The Compensation Committee makes comparisons based on functional responsibility to the extent possible.

The Compensation Committee may also use marketplace compensation data to determine the mix provided in each category of compensation (cash and noncash, short-term and long-term). However, the Compensation Committee has not adopted a specific policy or formula to allocate value between the various categories or subcategories of compensation elements. Generally, the Compensation Committee has used a mix of short term cash and long-term equity based compensation. We believe this approach aligns our named executive officers’ interests with those of our stockholders. We believe this approach is an effective incentive for our executives to be forward-looking and proactive in meeting the challenges presented by the continual changes in our competitive environment. We also believe this approach has significant retention value.

We are aware that the use of “benchmark” surveys has the inherent effect of “ratcheting up” executive compensation. The Compensation Committee does not make any determination of or change to compensation in reaction to market data alone, but rather uses this information periodically as one of many factors, among the several considerations described above, in determining compensation levels.

Elements and Mix of Our Compensation Program

Our executive compensation program for our named executive officers includes the following key components: cash base salary, performance based annual (short-term) cash bonus and long-term equity based compensation in the form of stock options and share grants. In addition, executive officers are eligible to receive certain insurance benefits and participate in employee benefit plans that are generally available to all employees. These elements are the same as or similar to those used by most other similarly-sized public companies.

Although other companies may place great value on certain types of compensation, we have our own perspective on the relative importance and value of each element. For example, we do not offer any pension or other defined benefit-type plans to the executive officers.

Base Salary. This element of compensation is necessary to attract and retain employees in an organization. As the basic fixed element of the compensation package, it serves as a baseline measure of an employee’s value. Base salary is the only guaranteed compensation (i.e., not based directly on performance) other than benefits received by an executive officer in exchange for investing the executive’s career with us.

Our current named executive officers are employed on an “at-will” basis with no guaranteed annual increase in base salary. However, salary increases may be awarded to any executive officer at the discretion of the Compensation Committee. In establishing a named executive officers’ initial base salary level the Compensation Committee considers prior experience and salary history, job responsibilities, job performance, seniority and market data on base salary levels from various survey sources, and overall inherent risk to executives in public companies. The Compensation Committee also reviews base salary based on internal comparisons of executives relative to their responsibilities. Any increases during the term of the employment are generally based on individual performance, the levels of achievement of our performance goals during the tenure of the executive and any increase in duties and responsibilities placed on the executive as a result of our continuing and significant growth.

Cash Bonus Incentive Compensation. Our cash bonus incentive plan provides a variable element to annual (short-term) cash compensation that is based on performance against predetermined performance targets and objectives. This element is needed to complete a competitive total annual cash compensation package. However, it is at risk for performance. This plan puts a significant amount of annual cash compensation at risk and supports our objective that our executive officers balance achieving satisfactory or better current year development and operating results with achieving long-term development and profitability objectives. For 2010, the Compensation Committee and management are now in the process of reviewing and approving the key elements of cash bonus incentive compensation including target percentage of base salary for each named executive officer.

Equity Based Incentive Compensation. In our view, one of the most important elements of the executive function is the assessment and management of risk. Our equity based long-term incentive compensation program is the compensation link between the executive officer’s decision making and the long-term outcomes of those decisions. As described in more detail below, our standard vesting schedules require a relatively long holding period before a meaningful portion of the equity based compensation can be realized, allowing time to see the results of the decisions, and providing the market time to react to the results, as well as providing a greater retention value.

In March 2004, our Board of Directors adopted the Raser Technologies, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”), and in May 2004, our board recommended and our stockholders approved the Plan. The Plan was adopted to facilitate (1) grants of a wider range of stock incentive awards, including restricted stock, stock appreciation rights, performance shares and performance units, (2) an automatic annual increase to the number of shares of common stock reserved for issuance under the Plan beginning in 2005 equal to the lesser of 1,750,000 shares of common stock, 3% of the outstanding shares of common stock on the first day of each fiscal year, or an amount determined by the Board of Directors, and (3) optional automatic, nondiscretionary annual stock option grants for employees and non-employee directors. As of January 1, 2010, we were authorized to issue up to 11,443,173 shares of common stock pursuant to the Plan.

We believe that a strong reliance on long-term equity based compensation is advantageous because this type of compensation fosters a long-term commitment by executive employees and motivates them to improve the long-term market performance of our stock. In prior years, we attempted to achieve this goal with large share grants to our executives which typically vested over a three-year period. However, certain of those executives resigned when their share grants became substantially vested. Beginning in 2006, the Compensation Committee decided that a more effective way to provide sufficient incentives to retain executive talent was to grant options to purchase our common stock upon initial employment and granting additional options from time to time. The option grant dates are not established to coincide with releases of material non-public information. Rather, the option grant dates are established as the start date of the executive’s employment or the approval date of the Compensation Committee. Options granted to executive officers typically vest over a three to five-year period. We have also amended the options agreement for both granted and to-be-granted options to extend the time an employee is allowed to exercise vested options once they terminate employment. The Compensation Committee considers the base salary, cash bonus incentive plan, and the current Black-Scholes value of the stock options to determine the quantity and vesting period. See the tables below regarding share grants and option grants awarded to our executive officers.

On December 4, 2009, as part of a general corporate award, the Compensation Committee of our Board of Directors awarded Mr. Higginson, Mr. Clayton and Mr. Brown options to purchase shares of our common stock totaling 250,000, 100,000 and 25,000, respectively. The stock option grants provided for the vesting of 12,500, 5,000 and 1,250 shares, respectively, each three months until December 4, 2014.

Management periodically performs a review of our processes for share grants and stock option grants and exercises under the Plan. We believe that our executive officers have been in compliance with the terms of the Plan as well as applicable legal and tax requirements and accounting principles.

Insurance Benefits. As part of our compensation program, we currently pay all or a portion of the premiums on certain health insurance policies for executive officers. These benefits are also extended to all employees in a non-discriminatory manner.

Perquisites. Executive officers receive an annual allotment of personal time off (“PTO”) based upon the number of years of service and executive level position. All unused PTO at the end of 2009 was forfeited by executive officers.

Payments in Connection with a Change in Control. Following a “change in control”, two of our named executive officers (CEO and CFO) are entitled to receive 18 months base salary as severance. Additionally all unvested share grants and unvested stock options held by any named executive officer will become immediately vested following a “change in control” of company ownership.

Payments in Connection with Severance, Two of our named executive officers (CEO and CFO) are entitled to receive 12 months base salary as severance upon termination for reason other than “cause”, as defined in the employment agreement, or the named executive officer terminates employment for “good reason”, as defined in the employment agreement.

Emphasis on Performance

As described above, the Compensation Committee has set various company and individual targets, objectives and performance metrics for our executive officers to earn annual cash bonuses. These targets, objectives and performance metrics are designed to reflect the development stage of our business. We also believe that measuring performance at both the Company level and the individual level is appropriate, because our executive group needs to operate as a team and as individuals to achieve our objectives.

Generally, the Compensation Committee does not base compensation levels or awards directly on our stock price performance because it believes that it is not equitable to tie such compensation levels or awards on performance rewards based on a quantitative metric that management cannot directly control. Moreover, a close relationship between compensation levels and our stock price could lead to an undesirable focus on short-term results. However, the Compensation Committee does periodically review benchmark data comparing our stock price performance to that of similarly-sized public companies, and does consider this information in a general way in setting compensation levels each year. In addition, because a material portion of compensation for named executive officers is normally in the form of stock-based incentives, a significant portion of each executive’s compensation is inherently tied to stock price movement.

Emphasis on Long-Term Stock Ownership

Vesting of Equity Based Incentive Compensation. We seek to achieve the long-term objectives of equity compensation in part by having a vesting period of three to five years for stock options granted to our employees.

Policies Regarding Hedging and Insider Trading. Our policy prohibits any executive officer from buying or selling any Company securities or options or derivatives with respect to Company securities without obtaining prior approval from one of our Compliance Officers. This policy is designed to reduce the risk that an executive will trade in our securities at a time when he or she is in possession of inside information or could be deemed to be in possession of inside information. Our policy prohibits hedging except “in exceptional and limited circumstances approved by the Nominating and Governance Committee of the Board of Directors of the Company in its sole and absolute discretion. Investing in derivatives of the Company’s securities may be permitted, provided that any such investment is subject to compliance with the Company’s pre-clearance process set forth in the policy.” Federal securities laws prohibit our executive officers, directors and 10% stockholders from selling “short” our stock.

Tax and Accounting Considerations

The Compensation Committee periodically reviews our compensation practices for purposes of obtaining the maximum tax deductibility of compensation paid, consistent with our employment agreement contractual commitments, and as one factor in our compensation philosophy. From time to time, the Compensation Committee has awarded, and may in the future award, compensation that is not fully deductible if it determines that such award is consistent with this philosophy and is in the best interests of the Company and its stockholders. The Compensation Committee also endeavors to ensure that any compensation that could be characterized as non-qualified deferred compensation complies with Section 409A of the Internal Revenue Code. Such endeavors may include amending existing compensatory arrangements.

The Compensation Committee also takes into account the accounting treatment of compensation elements in determining types or levels of compensation for our executive officers.

Other Considerations

The Compensation Committee does not take into account aggregate amounts realized or realizable from prior years’ compensation when making decisions regarding current compensation levels. The Compensation Committee believes that in order to maintain the best group of executives to lead the Company, we need to provide individualized compensation packages which are highly competitive with the marketplace and reward performance. High-quality executive talent with the experience and capabilities sought by us is scarce. The Compensation Committee believes that if we could not provide attractive compensation packages to each executive, there would be risk to stockholder value. Conversely, to reduce current year compensation below competitive levels is seen by the Compensation Committee as counterproductive.

Role of Named Executive Officers in the Compensation Process. As part of their job responsibilities, certain of our named executive officers participate in gathering and presenting facts related to compensation and benefit matters as requested by the Compensation Committee, and in formulating and making recommendations to the Compensation Committee in these areas. The executives, together with our employees who work in the compensation area and the compensation consultants, also conduct research with other expert sources to keep abreast of developments in these areas. All decisions, however, regarding the compensation of our executive officers are made by the Compensation Committee, which consists entirely of independent members of the Board of Directors.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing compensation discussion and analysis with management. Based upon our review and discussions, the Compensation Committee has recommended to the Board of Directors that the compensation discussion and analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

Barry G. Markowitz (Committee Chair)

James A. Herickhoff

Scott E. Doughman

Summary Compensation Table for Fiscal Year 2009

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($) (8)	(f) Option Awards ($) (8)	(g) Non-Equity Incentive Plan Compensation ($)	(h) Changes in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	(i) All Other Compensation ($)	(j) Total ($)
Brent M. Cook (1)	2009	$145,833	$—	$145,833	$—	$—	$—	$120,876	$412,542
Former Chief Executive Officer (principal executive officer)	2008	$247,500	$—	$—	$722,500	$—	$—	$19,533	$989,533
	2007	$220,000	$—	$—	$1,013,300	$—	$—	$1,200	$1,234,500

Nicholas Goodman (2)	2009	$—	$—	$—	$—	$—	$—	$—	$—
Chief Executive Officer (principal executive officer)	2008	$—	$—	$—	$—	$—	$—	$—	$—
	2007	$—	$—	$—	$—	$—	$—	$—	$—

Martin F. Petersen (3)	2009	$192,400	$—	$—	$—	$—	$—	$1,200	$193,600
Former Chief Financial Officer (principal financial and accounting officer)	2008	$186,850	$—	$—	$12,105	$—	$—	$1,200	$200,155
	2007	$181,458	$—	$—	$1,472,125	$—	$—	$1,200	$1,654,783

John T. Perry (4)	2009	$—	$—	$—	$—	$—	$—	$—	$—
Chief Financial Officer (principal financial and accounting officer)	2008	$—	$—	$—	$—	$—	$—	$—	$—
	2007	$—	$—	$—	$—	$—	$—	$—	$—

Kraig T. Higginson (5)	2009	$180,000	$—	$—	$241,025	$—	$—	$1,200	$422,225
Chairman of the Board	2008	$180,000	$—	$—	$—	$—	$—	$1,200	$181,200
	2007	$180,000	$—	$—	$—	$—	$—	$900	$180,900

Richard D. Clayton (6)	2009	$181,050	$—	$—	$96,410	$—	$—	$1,200	$278,660
Executive Vice President, General Counsel, Secretary	2008	$172,763	$—	$—	$586,891	$—	$—	$1,200	$760,854
	2007	$133,882	$—	$—	$456,734	$—	$—	$900	$591,516

Steven R. Brown (7)	2009	$168,000	$—	$—	$24,103	$—	$—	$1,200	$193,303
Executive Vice President	2008	$156,375	$—	$—	$586,891	$—	$—	$1,200	$744,466
	2007	$147,083	$—	$—	$585,455	$—	$—	$1,150	$733,688

(1)	Brent M. Cook joined the Company in January 2005 and received a base salary of $220,000 until 2008 when his annual base salary was increased to $250,000. Mr. Cook did not receive any additional compensation for serving as a member of our Board of Directors. On August 5, 2009, Mr. Cook resigned as Chief Executive Officer and as a member of our Board of Directors. As part of Mr. Cook’s termination agreement, he received (a) monthly payments of $20,833 per month through December 31, 2009 and (b) seven months salary of $145,833 in shares of our common stock, which were issued on January 2, 2010. During 2008, Mr. Cook also received a PTO payout in accordance with his previous employment contract, which is included in all other compensation column (i) above totaling $18,333. Mr. Cook forfeited 175,000 unvested options that had an aggregate fair value of $947,195 (computed on the respective grant dates) as a result of his resignation in August 2009.
(2)	Nicholas Goodman began employment as the Chief Executive Officer in January 2010 with a base salary of $300,000.
(3)	Martin F. Petersen began employment in January 2007 and received compensation of $181,458 during 2007, which equated to an annualized base salary of $185,000. During 2008, the annual base salary of Mr. Petersen increased to $192,400. Mr. Petersen resigned as Chief Financial Officer on January 15, 2010. Mr. Petersen forfeited 47,250 unvested options that had an aggregate fair value of $274,060 (computed on the respective grant dates) as a result of his resignation in January 2010.
(4)	John T. Perry began employment as the Chief Financial Officer in March 2010 with a base salary of $250,000.
(5)	Kraig T. Higginson is the founder of the Company. As Executive Chairman, Mr. Higginson received a base salary of $180,000 in 2007, 2008, and 2009.

(6)	Richard D. Clayton began employment in March 2007 and received compensation of $133,882, which equated to an annualized base salary of $170,000. During 2008, the annual base salary of Mr. Clayton increased to $181,050. In January 2010, his annual base salary increased to $220,000.
(7)	Steven R. Brown began employment in January 2007 and received compensation of $147,083 (including a signing bonus of $15,000), which equated to an annualized base salary of $145,000. During 2008, his annual base salary increased to $168,000.
(8)	Columns (e) and (f) represent the aggregate grant date fair value of stock awards and stock option awards made to the named executive officers in 2009. The reported amounts are calculated in accordance with the provisions of ASC Topic 718 “Equity Based Compensation”. Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Fair values relating to share grants have been determined under Topic 718 of the Accounting Standards Codification and were calculated using the common stock closing price on the date of grant and multiplying that price by the number of shares subject to the share grant. See “Grants in 2009 of Plan Based Awards” table below. For option awards, we utilize the Black-Scholes option-pricing model to determine the fair value on the date of the grant multiplied by the number of options subject to the option grants in accordance with Topic 718 of the Accounting Standards Codification. For any awards that are subject to performance conditions, the aggregate fair value at the grant date assume that the highest level of performance conditions will be achieved. For information on the assumptions used to calculate the fair value of stock option grants, refer to Footnote 2, “Summary of Significant Accounting Policies,” to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009. No other stock option awards received by our named executives above were forfeited or cancelled during 2009. The 2008 and 2007 stock option award amounts have been restated from prior proxy disclosures to reflect recent changes in the SEC rules.

Grants in 2009 of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to our named executive officers in 2009, as follows (1) the grant date for equity awards; (2) the estimated future payouts under non-equity incentive plan awards; (3) the estimated future payouts under equity incentive plan awards which consist of performance based options to purchase shares of our common stock; (4) all other share awards and option awards, which includes the number of shares underlying such stock option awards; (5) the exercise price of the stock option awards, which reflects the closing price of our common stock on the date of grant; and (6) the grant date aggregate fair value of each equity award computed under Topic 718 of the Accounting Standards Codification.

Name (a)	Grant Date (b)	Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Brent M. Cook		$—	$—	$—	—	—	—	—		—		$—	$—
	8/5/2009				—	—	—	121,527	(2)				$145,833	(4)

Nicholas Goodman	—	$—	$—	$—	—	—	—	—		—		$—	$—

Martin F. Petersen	—	$—	$—	$—	—	—	—	—		—		$—	$—

John T. Perry	—	$—	$—	$—	—	—	—	—		—		$—	$—

Kraig T. Higginson	—	$—	$—	$—	—	—	—	—		—		$—	$—
	12/4/2009									250,000	(3)	$1.16	$241,025	(4)

Richard D. Clayton	—	$—	$—	$—	—	—	—	—
	12/4/2009									100,000	(3)	$1.16	$96,410	(4)

Steven R. Brown	—	$—	$—	$—	—	—	—	—
	12/4/2009									25,000	(3)	$1.16	$24,100	(4)

(1)	In prior years, we implemented a non-equity performance based bonus plan available to our named executive officers based upon achieving minimum, target, and maximum performance levels. The actual amounts earned with respect to these bonuses were zero as reflected in the “Summary Compensation Table for Fiscal Year 2009” above under the “Non-Equity Incentive Plan Compensation” column. Bonus amounts were determined based upon the achievement of positive cash flow and operating profitability (calculated as earnings before interest, taxes, depreciation and amortization). Since we did not achieve positive cash flow and operating profitability during 2009, a non-equity incentive plan bonus was not paid. For 2010, the Compensation Committee and management are now in the process of reviewing and approving the key elements of cash bonus incentive compensation including target percentages of base salary for each named executive officer.
(2)	As part of Mr. Cook’s termination agreement, he received a grant award equal to $145,833 divided by the 30-day volume weighted average share price on December 31, 2009 ($1.20 per share) totaling 121,527 shares. The grant award vested on January 1, 2010.
(3)	On December 4, 2009, as part of a general corporate award, the Compensation Committee of our Board of Directors awarded Mr. Higginson, Mr. Clayton and Mr. Brown options to purchase shares of our common stock totaling 250,000, 100,000 and 25,000, respectively. The stock option grants provided for the vesting of 12,500, 5,000 and 1,250 shares, respectively each three months until December 4, 2014.
(4)	Amounts are based on the aggregate grant date fair value of stock awards and stock option awards made to the named executive officers in 2009. The reported amounts are calculated in accordance with the provisions of ASC Topic 718. For information on the assumptions used to calculate the fair value of stock option grants, refer to Footnote 2, “Summary of Significant Accounting Policies,” to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at December 31, 2009

The following table provides information on the current holdings of stock options and stock awards by our named executive officers. This table includes unexercised, vested and unvested option awards (see columns (b), (c), (d), (e), and (f)) and unvested stock awards (see column (g)). The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of the stock awards is based upon the closing market price of a share of our common stock as of December 31, 2009, which was $1.24 per share.

Name (a)	Option Awards								Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unvested Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Brent M. Cook	100,000	(1)	—		—		$4.15	8/5/2013	—		—	—	—
	150,000	(1)	—		—		$5.01	8/5/2013	—		—	—	—
	25,000	(1)	—		—		$9.11	8/5/2013	—		—	—	—
									121,527	(2)	$1.20	—	$145,833

Nicholas Goodman	—	(3)	—		—		$—	—	—		—	—	—

Martin F. Petersen	160,000		90,000	(4)	—		$7.25	1/8/2017	—		—	—	—
	750		2,250	(5)	—		$5.13	9/16/2018	—		—	—	—

John T. Perry	—	(6)	—		—		$—	—	—		—	—	—

Kraig T. Higginson	—		250,000	(6)	—		$1.16	12/4/2019	—		—	—	—

Richard D. Clayton	72,250		42,750	(7)	—		$4.94	3/19/2017	—		—	—	—
	22,500		52,500	(8)	—		$9.60	5/13/2018	—		—	—	—
	875		2,625	(9)	—		$5.13	9/16/2018	—		—	—	—
	—		100,000	(10)	—		$1.16	12/4/2019	—		—	—	—

Steven R. Brown	27,500		22,500	(11)	—		$7.25	1/8/2017	—		—	—	—
	22,500		52,500	(8)	—		$9.60	5/13/2018	—		—	—	—
	875		2,625	(9)	—		$5.13	9/16/2018	—		—	—	—
	—		25,000	(12)	—		$1.16	12/4/2019	—		—	—	—
	—		—		50,000	(13)	$7.20	5/31/2017	—		—	—	—

(1)	On August 5, 2009, Mr. Cook resigned as Chief Executive Officer and terminated his employment. In accordance with the employee option agreement, Mr. Cook forfeited 175,000 unvested options and the expiration date for all vested options changed to August 5, 2013.
(2)	As part of Mr. Cook’s termination agreement, he received a grant award equal to $145,833 divided by the 30-day volume weighted average share price on December 31, 2009 ($1.20 per share) totaling 121,527 shares. The grant award vested on January 1, 2010.
(3)	As part of Mr. Goodman’s employment agreement, 228,571 options to purchase shares of our common stock were awarded on January 25, 2010 at an exercise price of $1.05 per share. 19,048 shares underlying the options vest quarterly from April 25, 2010 to January 25, 2013.
(4)	45,000 shares underlying the options vest on January 8, 2010 and 2011. On January 15, 2010, Mr. Petersen resigned as Chief Financial Officer and terminated his employment. In accordance with the employee option agreement, Mr. Petersen forfeited 45,000 shares and the expiration date for all vested options changed to January 15, 2013.

(5)	150 shares underlying the options vest quarterly from March 16, 2010 to September 16, 2013. On January 15, 2010, Mr. Petersen resigned as Chief Financial Officer and terminated his employment. In accordance with the employee option agreement, Mr. Petersen forfeited 2,250 shares and the expiration date for all vested options changed to January 15, 2013.
(6)	As part of Mr. Perry’s employment agreement, 194,174 options to purchase shares of our common stock were awarded on March 10, 2010 at an exercise price of $1.03 per share. 16,181 shares underlying the options vest quarterly from June 10, 2010 to March 10, 2013.
(6)	12,500 shares underlying the options vest quarterly from March 4, 2010 to December 4, 2014.
(7)	4,750 shares underlying the options vest quarterly until March 19, 2012.
(8)	3,750 shares underlying the options vest quarterly until May 13, 2013.
(9)	175 shares underlying the options vest quarterly until September 16, 2013.
(10)	5,000 shares underlying the options vest quarterly until December 4, 2014.
(11)	2,500 shares underlying the options vest quarterly until January 8, 2012.
(12)	1,250 shares underlying the options vest quarterly until December 4, 2014.
(13)	50,000 shares underlying the options contingently vest upon successfully placing each of our first three geothermal power plants in service. 16,666 shares underlying the options vest for the first plant placed in service, 16,667 shares underlying the options vest for the second plant placed in service and 16,667 shares underlying the options vest for the third plant placed in service. As of December 31, 2009, management assessed the likelihood of placing all three plants in service and determined that the likelihood of placing the first plant in service as “probable” and the likelihood of placing the other two plants in service as “reasonably possible” as defined in the Accounting Standards Codification. As of December 31, 2009, none of these performance based options have vested.

Options Exercised and Stock Vested in 2009

The following table provides information, for each named executive officer, on (1) stock option exercises during 2009, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares delivered resulting from vesting of stock grants and the value realized before payment of any applicable withholding tax. No stock options or stock awards vested during 2009 for any officer of the Company.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Brent M. Cook	—	$—	—	$—
Nicholas Goodman	—	$—	—	$—
Martin F. Petersen	—	$—	—	$—
John T. Perry	—	$—	—	$—
Kraig T Higginson	—	$—	—	$—
Richard D. Clayton	—	$—	—	$—
Steven R. Brown	—	$—	—	$—

Employment Contracts and Change in Control Arrangements

Except as indicated below, there are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer that would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or any subsidiary, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company. All options will automatically vest in full upon a change in control of the Company as defined in the option agreements. If a change in control in our Company had occurred as of December 31, 2009, 92,250 unvested options for Mr. Petersen would have vested immediately; 197,875 unvested options for Mr. Clayton would have vested immediately; and 152,625 unvested options for Mr. Brown would have vested immediately.

Mr. Goodman and Mr. Perry have been awarded options as part of their respective employment agreements described below. If a change in control in our Company occurs, as of the date of this proxy, 228,571 unvested options for Mr. Goodman would vest immediately and 194,174 unvested options for Mr. Perry would vest immediately.

Agreements with our Named Executive Officers

The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this proxy statement.

Employment Agreement with Nicholas Goodman

Base Salary. The agreement provides for an annual salary of $300,000 from inception of this agreement on January 25, 2010. The agreement is an “At Will” agreement with no expiration date.

Bonus. The agreement provides that Mr. Goodman is eligible to participate in an incentive bonus plan at 50% of base salary.

Equity-Based Incentive Awards. The agreement provides that Mr. Goodman is granted incentive stock options to purchase $240,000 of our common stock based upon the closing market price on January 25, 2010, which was $1.05. The options shall vest ratably over three years.

Severance Agreement. The agreement provides that in the event Mr. Goodman is terminated for reason other than “cause”, as defined in the employment agreement or if Mr. Goodman terminates employment for “good reason”, as defined in the employment agreement, he will be entitled to receive, as severance, one year base salary ($300,000 based upon current salary) within 30 days of such termination and all unvested options will vest immediately. If there shall be a change of control, such as the sale of the Company, merger or acquisition, and if within one year of such change in control Mr. Goodman’s employment is terminated or if his responsibilities shall be other than those typically granted to a chief executive officer, or within 60 days of the change of control he elects to terminate his employment with the Company, he will be paid eighteen months base salary ($450,000 based upon current salary) as severance within thirty days of the event giving rise to the right to such payment.

Perquisites. The agreement provides that Mr. Goodman is entitled to six weeks paid time off annually. Mr. Goodman is also entitled to normal and customary moving and house hunting expenses, including $20,000 for incidentals relating to his move from Alaska.

Employment Agreement with John T. Perry

Base Salary. The agreement provides for an annual salary of $250,000 from inception of this agreement on March 10, 2010. The agreement is an “At Will” agreement with no expiration date.

Bonus. The agreement provides that Mr. Perry is eligible to participate in an incentive bonus plan at 50% of base salary. Mr. Perry will also receive a quarterly payment of $5,000 during the first year of employment.

Equity-Based Incentive Awards. The agreement provides that Mr. Perry is granted incentive stock options to purchase $200,000 of our common stock based upon the closing market price on March 10, 2010, which was $1.03. The options shall vest ratably over three years.

Severance Agreement. The agreement provides that in the event Mr. Perry is terminated for reason other than “cause”, as defined in the employment agreement, or if Mr. Perry terminates employment for “good reason”, as defined in the employment agreement, he will be entitled to receive, as severance, one year base salary ($250,000 based upon current salary) within 30 days of such termination and all unvested options will vest immediately. If there shall be a change of control, such as the sale of the Company, merger or acquisition, and if within one year of such change in control Mr. Perry’s employment is terminated or if his responsibilities shall be other than those typically granted to a chief financial officer, or within 60 days of the change of control he elects to terminate his employment with the Company, he will be paid eighteen months base salary ($375,000 based upon current salary) as severance within thirty days of the event giving rise to the right to such payment.

Perquisites. The agreement provides that Mr. Perry is entitled to six weeks paid time off annually. Mr. Perry is also entitled to normal and customary moving and house hunting expenses, including $10,000 for incidentals relating to his move from Arizona.

Employment Agreement with Martin F. Petersen

Mr. Petersen was an at-will employee with an employment agreement that covered the duration of his employment which was terminated on January 15, 2010. As part of his termination agreement, Mr. Petersen forfeited all unvested options and received a one-time payment of $4,000 and a share grant of 92,250 shares of our common stock which was delivered on April 19, 2010.

Non-Competition and Confidentiality

Employees agree that for a period of two years after the termination of employment they will not directly compete with us or our business within the continental United States of America. The employees agree to hold in confidence for our benefit all secrets or confidential information, knowledge, or data relating to us or any of our affiliated companies or subsidiaries.

COMPENSATION OF DIRECTORS

Compensation of the Chairman

Mr. Kraig T. Higginson has served as our Chairman and a director since 2003. In addition to serving as our Chairman, Mr. Higginson served as a full-time employee. From October 2003 to March 2004, Mr. Higginson served as our President and from March 2004 to January 2005 as our Chief Executive Officer. From August 2009 to December 2009, Mr. Higginson served as our Co-Principal Executive Officer. His duties as our full-time employee consist primarily of providing support and advice to our executive officers as well as helping structure capital transactions and work with investors.

Because Mr. Higginson continues to serve as an employee, he does not receive any additional compensation for his services as a director. During 2009, Mr. Higginson received a salary totaling $180,000. On December 4, 2009, he was awarded 250,000 options to purchase shares of our common stock at an exercise price of $1.16 per share. The shares vest quarterly over a five-year period and have a fair value totaling $241,025 which will be recognized at a rate of $4,017 per month beginning in January 2010. These options expire on December 4, 2019. Mr. Higginson did not have any outstanding equity awards at December 31, 2008.

Compensation of Other Directors

Consistent with similarly-sized public companies in similar industries, we offer compensation to the non-employee members of our Board of Directors. Directors who are also our employees do not receive any fees for their services as directors. The director compensation is based upon a review of compensation levels for outside directors at comparable, similarly-sized, public companies that occurred in 2006. Accordingly, based upon the review and subsequent approval by the Compensation Committee, each non-employee director receives an $8,000 annual retainer ($2,000 quarterly). Additionally, each non-employee director receives annual Board meeting fees totaling $10,000 ($2,500 quarterly) and annual Committee fees totaling $15,000 ($3,750 quarterly). Mr. Markowitz receives an annual fee of $5,000 ($1,250 quarterly) in his capacity as the chairperson of the Compensation Committee. Mr. Herickhoff receives an annual fee of $5,000 ($1,250 quarterly) in his capacity as the chairperson of the Nominating and Governance Committee. Mr. Roeder receives an annual fee of $15,000 ($3,750 quarterly) in his capacity as chairperson of the Audit Committee.

Non-employee directors and employee directors are reimbursed for travel expenses for meetings attended.

On July 3, 2006, the Compensation Committee of the Board of Directors approved a new compensation plan for our outside directors. The standard equity package pursuant to the new plan consists of common stock awards varying in quantity from year to year based upon the nominal fair value of $95,000 as of the date of each Annual Meeting of Stockholders (each actual share award is rounded to the nearest round lot of 100 shares).

Effective June 25, 2009, Mr. Roeder and Mr. Perriton elected to participate in the new compensation plan. Accordingly, Mr. Roeder and Mr. Perriton were awarded 26,000 shares each that vest on June 25, 2010. As a result of electing to participate in the new compensation plan, Mr. Roeder forfeited 30,000 unvested options and Mr. Perriton forfeited 35,000 unvested options. As of June 2009, all directors had elected to participate in the new compensation plan.

On December 1, 2008, the Board of Directors appointed Scott Doughman as a special advisor to us for a four month period ending March 31, 2009 to evaluate specific proposals for strategic transactions. Mr. Doughman was paid $10,000 per month and was granted 5,000 stock options vesting over a one year period and having a ten year term.

On July 13, 2009, the Board of Directors created a special committee for a period of two months ending on September 15, 2009 consisting of Mr. Roeder and Mr. Markowitz. The special committee was assigned to evaluate the effectiveness of our current operations and management, provide status reports and recommendations to the Board of Directors and instruct management to implement operational or management changes authorized by the special committee. For their service on the special committee, Mr. Roeder and Mr. Markowitz received $50,000 each.

On August 17, 2009, the Board of Directors authorized us to contract with Mr. Doughman to provide certain consulting services relating to evaluating and recommending corporate strategic initiatives to the Board of Directors. Mr. Doughman received approximately $92,250 for his services which terminated on December 31, 2009.

On December 4, 2009, the Compensation Committee awarded Messrs, Markowitz, Herickhoff, Doughman and Roeder 25,000 options each to purchase shares of our common stock at an exercise price of $1.16 per share. The shares vest quarterly over a five-year period and have a fair value totaling $24,100 which will be recognized at a rate of $402 per month beginning in January 2010. These options expire on December 4, 2019.

Director Compensation Table for Fiscal Year 2009

The following table sets forth specified information regarding the compensation for 2009 of our non-employee directors. Our employee directors, Messrs. Kraig T. Higginson and Nicholas Goodman do not receive any compensation for their services as directors. Because Mr. Perriton is currently living in Korea and serving as a Mission President for The Church of Jesus Christ of Latter-day Saints, he can participate in Board and Committee meetings only occasionally and only telephonically. As a result, Mr. Perriton did not receive any cash compensation for his service as a director during 2009.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (6)	Options Awards ($) (d) (7)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension and Nonqualified Compensation Earnings ($) (f)	All Other Compensation ($) (g) (8)	Total ($) (h)
Kraig T. Higginson	$—	$—	$—	$—	$—	$—	$—
Nicholas Goodman	$—	$—	$—	$—	$—	$—	$—
Scott E. Doughman (1)	$69,250	$95,160	$24,100	$—	$—	$92,250	$280,760
James A. Herickhoff (2)	$38,000	$95,160	$24,100	$—	$—	$—	$157,260
Barry G. Markowitz (3)	$88,000	$95,160	$24,100	$—	$—	$—	$207,260
Reynold Roeder (4)	$98,000	$52,860	$24,100	$—	$—	$—	$174,960
Alan Perriton (5)	$—	$48,610	$—	$—	$—	$—	$48,610

(1)	On June 25, 2009, Mr. Doughman received a stock award in accordance with the new compensation plan described above. Accordingly, Mr. Doughman was granted 26,000 shares that will vest and be delivered on June 25, 2010, one year after the 2009 Annual Meeting of Stockholders. The fair value of the stock award was computed based upon the closing market price of our common stock on the grant date totaling $95,160. On December 4, 2009, the Compensation Committee granted to Mr. Doughman 25,000 options to purchase shares of our common stock vesting quarterly over five years. The strike price of the options was determined as the closing market price on the grant date, or $1.16 per share. The fair value of the 25,000 options on the grant date computed using the Black-Scholes option-pricing model was $24,100. The aggregate number of Mr. Doughman’s unexercised option awards outstanding at December 31, 2009 totaled 30,000.
(2)	On June 25, 2009, Mr. Herickhoff received a stock award in accordance with the new compensation plan described above. Accordingly, Mr. Herickhoff was granted 26,000 shares that will vest and be delivered on June 25, 2010, one year after the 2009 Annual Meeting of Stockholders. The fair value of the stock award was computed based upon the closing market price of our common stock on the grant date totaling $95,160. On December 4, 2009, the Compensation Committee granted to Mr. Herickhoff 25,000 options to purchase shares of our common stock vesting quarterly over five years. The strike price of the options was determined as the closing market price on the grant date, or $1.16 per share. The fair value of the 25,000 options on the grant date computed using the Black-Scholes option-pricing model was $24,100. The aggregate number of Mr. Herickhoff’s unexercised option awards outstanding at December 31, 2009 totaled 58,333.
(3)	On June 25, 2009, Mr. Markowitz received a stock award in accordance with the new compensation plan described above. Accordingly, Mr. Markowitz was granted 26,000 shares that will vest and be delivered on June 25, 2010, one year after the 2009 Annual Meeting of Stockholders. The fair value of the stock award was computed based upon the closing market price of our common stock on the grant date totaling $95,160. On December 4, 2009, the Compensation Committee granted to Mr. Markowitz 25,000 options to purchase shares of our common stock vesting quarterly over five years. The strike price of the options was determined as the closing market price on the grant date, or $1.16 per share. The fair value of the 25,000 options on the grant date computed using the Black-Scholes option-pricing model was $24,100. The aggregate number of Mr. Markowitz’s unexercised option awards outstanding at December 31, 2009 totaled 40,000.
(4)	On June 25, 2009, Mr. Roeder received a stock award in accordance with the new compensation plan described above. Accordingly, Mr. Roeder was granted 26,000 shares that will vest and be delivered on

June 25, 2010, one year after the 2009 Annual Meeting of Stockholders. The fair value of the stock award was computed based upon the closing market price of our common stock on the grant date totaling $95,160. On December 4, 2009, the Compensation Committee granted to Mr. Roeder 25,000 options to purchase shares of our common stock vesting quarterly over five years. The strike price of the options was determined as the closing market price on the grant date, or $1.16 per share. The fair value of the 25,000 options on the grant date computed using the Black-Scholes option-pricing model was $24,100. The aggregate number of Mr. Roeder’s unexercised option awards outstanding at December 31, 2009 totaled 95,000.
(5)	On June 25, 2009, Mr. Perriton received a stock award in accordance with the new compensation plan described above. Accordingly, Mr. Perriton was granted 26,000 shares that will vest and be delivered on June 25, 2010, one year after the 2009 Annual Meeting of Stockholders. The fair value of the stock award was computed based upon the closing market price of our common stock on the grant date totaling $95,160. No options were granted to Mr. Perriton during 2009. The aggregate number of Mr. Perriton’s unexercised options at December 31, 2009 totaled 70,000.
(6)	On June 25, 2009, Mr. Roeder and Mr. Perriton elected to participate in the new compensation plan described above. Accordingly, Mr. Roeder was required to forfeit 30,000 unvested options and Mr. Perriton was required to forfeit 35,000 unvested options. Because of these elections, the incremental fair value between the unvested options which were forfeited and the stock grant on the date of the grant for Mr. Roeder and Mr. Perriton totaled $52,860 and $48,610, respectively, on the date of the grant as presented in the table.
(7)	Column (d) represents the aggregate grant date fair value of stock option awards made to the named executive officers in 2009. The reported amounts are calculated in accordance with the provisions of ASC Topic 718 “Equity Based Compensation”. Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. We utilize the Black-Scholes option-pricing model to determine the fair value on the date of the grant multiplied by the number of options subject to the option grants in accordance with Topic 718 of the Accounting Standards Codification. For information on the assumptions used to calculate the fair value of stock option grants, refer to Footnote 2, “Summary of Significant Accounting Policies,” to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.
(8)	On August 17, 2009, the Board of Directors authorized us to contract with Mr. Doughman to provide certain consulting services relating to evaluating and recommending corporate strategic initiatives to the Board of Directors which terminated on December 31, 2009. Mr. Doughman was paid a total of $92,950 for his services as a consultant in 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

Under the rules of the SEC, public issuers, such as Raser, must disclose certain “Related Party Transactions.” These are transactions in which Raser is a participant where the amount involved exceeds $120,000, and a director, executive officer or holder of more than 5% of our common stock has a direct or indirect material interest.

Raser has adopted a written policy requiring that each director or executive officer involved in such a transaction notify the Chief Executive Officer and Chief Financial Officer and that each such transaction be approved by the Audit Committee.

In determining whether to approve a Related Party Transaction, the Audit Committee will consider the following factors, among others, to the extent relevant to the Related Party Transaction:

•

The Audit Committee finds that there is a compelling business reason to approve the transaction, taking into account such factors as the absence of other unrelated parties to perform similar work for a similar price within a similar timeframe; and

•

The Audit Committee finds that it has been fully informed of all significant conflicts that may exist or otherwise arise on account of the transaction, and it believes, nonetheless, that the Company is warranted entering into the Related Party Transaction and has developed an appropriate plan to manage the potential conflicts of interest.

Related Party Transactions

In 2009, there was one Related Party Transaction under the relevant standards: on January 27, 2009, we entered into an Unsecured Line of Credit Agreement and Promissory Note (the “Line of Credit”), among Radion Energy, LLC (“Radion”), Ocean Fund, LLC, Primary Colors, LLC and R. Thomas Bailey, an individual (collectively, the “Lenders”). The Line of Credit, allowed us to borrow up to $15.0 million, subject to the final approval of each advance by the Lenders. Radion committed $7.2 million of this amount and is controlled by our Chairman of the Board of Directors, Kraig Higginson.

Under the Line of Credit, each Lender received warrants (each a “Warrant”) to purchase our common stock for each advance of funds made under the Line of Credit. The number of shares underlying each Warrant is equal to 50% of the total amounts funded by the applicable Lender divided by the closing price of our common stock on the date of the advance. The Warrants have an exercise price of $6.00 per share.

During 2009, in connection with borrowings under our Line of Credit, we issued to the Lenders Warrants to acquire approximately 1,799,774 shares of our common stock at a strike price of $6.00 per share. Of these Warrants issued to the Lenders, Warrants to acquire 1,045,600 shares of our common stock were issued to Radion. There is no anti-dilution or pricing reset feature associated with the Warrants. As of March 31, 2010, none of the Warrants had been exercised.

As of March 31, 2010, we have fully repaid all advances made to us under the Line of Credit by the Lenders, except for advances made by Radion. As of March 31, 2010, we had a total obligation of $5.2 million (including principal and interest) under the Line of Credit that we owe to Radion. Our remaining obligations under the Line of Credit are due in July 2010 unless Radion exercises its option to require repayment at any time prior to the maturity date.

The Audit Committee reviewed and approved this transaction under the Company’s Related Party Transactions Policy. No other Related Party Transactions occurred during fiscal year 2009.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Raser is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace.

Board Structure and Committee Composition

According to our Bylaws, the business and affairs of our Company are to be managed by and under the direction of our Board of Directors. The Board may exercise all powers not expressly given to our stockholders through our Certificate of Incorporation, Bylaws or as required by law. Our Corporate Governance Guidelines provide that the Board will review the Company’s long-term strategic plans and the big-picture challenges faced by the Company in executing its strategy. In accordance with our Corporate Governance Guidelines, the Chairman of the Board is responsible for establishing the agenda for each Board meeting. Each board member is free to suggest the inclusion of items on the agenda and to raise subjects at any Board meeting that are not on the agenda for the meeting. Kraig Higginson currently serves as our Executive Chairman and Nicholas Goodman serves as our Chief Executive Officer. In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer, and if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. If the Chairman of the Board is also an employee of the Company, he or she is referred to as the Executive Chairman. The Board believes that the issue of the separation of these positions should be considered periodically as part of the succession planning process. Based on these principles, the Board may determine that it is appropriate in the future to combine the roles of Chairman of the Board and Chief Executive Officer. The Board does believe, however, that if the roles of Chief Executive Officer and the Chairman of the Board are combined, sound governance practices require a strong countervailing governance structure that includes, among other things, the appointment of a Lead Independent Director with a broad set of duties.

When a Lead Independent Director is appointed, our Corporate Governance Guidelines provide that the Lead Independent Director’s duties shall include, at a minimum (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors, (ii) serving as a liaison between the Chairman and the independent directors, (iii) approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, (iv) having authority to call meetings of the independent directors, and (v) if requested by major shareholders, ensuring he or she is available for consultation and direct communication.

We believe that the appropriate Board leadership structure for our Company may vary, depending on the circumstances facing the Board and our Company at any given time. We believe that our current Board leadership structure efficiently addresses the present needs of our Company, and allows our Board to fulfill its role in exercising effective, independent oversight of our management on behalf of our stockholders. Our Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of our Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.

As of the date of this proxy statement, our Board of Directors is comprised of seven (7) directors and maintains the following three standing committees: Audit Committee; Compensation Committee; and Nominating and Governance Committee. Each of these committees has a written charter approved by the Board. These charters are available on our website at www.rasertech.com. We will also furnish copies of our charters to any person who requests them. Requests for copies should be directed to the Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604.

Effective August 5, 2009, Mr. Cook resigned as Chief Executive Officer and Class II Director of the Board of Directors. On April 22, 2010, the Board of Directors appointed Mr. Goodman as the Class II Director to fill the vacancy created by the resignation of Mr. Cook. Mr. Goodman was appointed to serve the remaining term as a Class II Director, which expires at the 2010 Annual Meeting of Stockholders. The Nominating and Governance Committee has nominated Nicholas Goodman, the current Chief Executive Officer, for election at the 2010 Annual Meeting of the Stockholders. See discussion of the nominees for Class II Directors below.

The Board of Directors has determined that Messrs. Herickhoff, Roeder, Markowitz and Perriton have no material relationship with the Company and are independent within the meaning of the NYSE’s corporate governance listing standards and the rules of the SEC. However on August 17, 2009, the Board of Directors authorized us to contract with Mr. Doughman to provide certain consulting services relating to evaluating and recommending corporate strategic initiatives to the Board of Directors which terminated on December 31, 2009. While Mr. Doughman was acting in the capacity of a consultant, the Board of Directors determined that he was no longer considered independent with respect to his duties as a member of the Board of Directors. However, on March 12, 2010, the Board of Directors reviewed the requirements for Mr. Doughman to reestablish his independence as a member of the Board of Directors. Since Mr. Doughman had not participated in the development of corporate strategic initiatives for over 60 days, the Board of Directors determined that he had met the requirements to be reestablished as an independent director.

The membership as of the date of this proxy statement and the function of each of the standing committees are described below.

Name of Director	Audit Committee		Compensation Committee		Nominating and Governance Committee
Non-Employee Independent Directors:
Scott E. Doughman			X		X
James A. Herickhoff	X		X		X	*
Reynold Roeder	X	*
Barry G. Markowitz	X		X	*	X
Alan G. Perriton
Employee Directors:
Kraig T. Higginson
Nicholas Goodman

X = Committee Member	* = Chairperson

Our Board of Directors held 17 meetings during the fiscal year ended December 31, 2009 (the “Last Fiscal Year”). Each director attended at least 75% of all Board of Directors and applicable committee meetings except for Mr. Perriton. Mr. Perriton currently resides in Korea as a Mission President for The Church of Jesus Christ of Latter-day Saints and can participate in Board and Committee meetings only occasionally and only telephonically. The Board of Directors has decided to exempt Mr. Perriton from minimum meeting attendance requirements until he completes his three-year mission in Korea in July 2010. The Board of Directors encourages its members to attend annual meetings of stockholders of Raser. All elected directors attended the 2009 Annual Meeting of Stockholders except for Mr. Perriton.

Executive Sessions of the Board

In accordance with our corporate governance guidelines, the non-management directors meet in executive session without management at least once a year. The Chairperson of our Nominating and Governance Committee is the presiding Director at these sessions.

Board Role in Risk Oversight

Our Board is responsible for overseeing the Company’s management of risk. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. The Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. The Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee provides oversight of and reviews at least annually the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s investment policies. Our Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nominating and Corporate Governance Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function. During each regularly scheduled Board meeting each year, the full Board also reviews the Company’s long-term strategic plans for a particular segment and the principal issues, including foreseeable risks that segment expects to face in the future.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary responsibility of the Audit Committee is to oversee the accounting and financial reporting processes of Raser and report the financial results to the Board of Directors. The current members of the Audit Committee are Reynold Roeder (Chair), James A. Herickhoff and Barry G. Markowitz. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications, independence and performance, and internal accounting and financial controls and reporting practices. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement of Raser; annually reviews the Audit Committee’s charter and the Audit Committee’s performance; appoints, evaluates and approves the compensation of our independent registered public accountants; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the financial statements of Raser. The Audit Committee works closely with management as well as our independent auditors. The Audit Committee also has the authority to obtain advice and assistance from, and receive appropriate funding from Raser for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has determined that each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership. Also, our Board of Directors has determined that Reynold Roeder, an independent member of the Board of Directors, qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the SEC and in accordance with the corporate governance standards of the New York Stock Exchange (the “NYSE”).

The report of the Audit Committee is included on page 39 of this proxy statement. The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The Audit Committee Charter is available on our website at www.rasertech.com.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and directors. The Compensation Committee consists of three independent directors, Mr. Markowitz (Chairman), Mr. Herickhoff, and Mr. Doughman. None of our executive officers serve as members of the Compensation Committee. The Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for our executive officers, including salaries, bonuses, stock option grants, and other benefits and compensation arrangements. The Compensation Committee provides general oversight of our compensation structure and also has the authority to make grants under and otherwise administer our equity compensation plans.

The report of the Compensation Committee is included on page 21 of this proxy statement. The Compensation Committee Charter is available on our website at www.rasertech.com.

Nominating and Governance Committee

The Nominating and Governance Committee assists our Board of Directors in fulfilling its responsibilities with respect to corporate governance of Raser. The Nominating and Governance Committee is responsible for developing and recommending to the Board of Directors the governance principles applicable to Raser; overseeing the evaluation of the Board of Directors and management of Raser; recommending to the Board of Directors director nominees for each committee; and assisting the Board of Directors in identifying prospective director nominees and determining the director nominees for election at annual meetings of stockholders of Raser. Among other things, the Nominating and Governance Committee determines the criteria for qualification and selection of directors for election to the Board of Directors; oversees the organization of the Board of Directors with a view to facilitating the Board of Directors’ proper and efficient discharge of its duties and responsibilities; and identifies best practices in the area of corporate governance principles, including giving proper attention and providing effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board of Directors; developing qualifications for the Board of Directors committees as appropriate; defining criteria for director independence; monitoring compliance with Board of Directors and Board of Directors committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board of Directors in recruiting new members to the Board of Directors; reviewing and recommending proposed changes to our Certificate of Incorporation or Bylaws and Board of Directors committee charters; recommending Board of Directors committee assignments; reviewing, approving and monitoring all service by executive officers on outside boards of directors; overseeing the evaluation of the Board of Directors and management; reviewing and approving in advance any proposed related party transactions; reviewing, approving and monitoring compliance with the Code of Business Conduct and Ethics of Raser.

Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence criteria prescribed by NYSE rules. The Nominating and Governance Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The Nominating and Governance Charter is available on our website at www.rasertech.com.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, and the Nominating and Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.rasertech.com. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to the Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604.

Among other matters, the guidelines include the following:

•	Membership on the Board will be made of up a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE.

•

Directors oversee and provide policy guidance on the business and affairs of the Company and monitor overall corporate performance, the integrity of the Company’s internal controls, and the effectiveness of its legal compliance programs.

•	Directors oversee the strategic and business planning process.

•	Executive sessions of solely independent directors will be held regularly, and such sessions will be scheduled and chaired by the chair of the Nominating and Governance Committee.

•	The Board and its committees each conduct an annual self-evaluation.

•	Directors are not permitted to serve as a director for more than three other public companies.

•	Directors are expected to prepare for, attend and participate in all meetings of the Board and of the committees of which they are members.

•	Generally, Directors may not stand for re-election after age 74, unless the Board elects to waive such prohibition.

Code of Business Conduct and Ethics of Raser

Our Board of Directors has adopted a Code of Business Conduct and Ethics. This Code of Business Conduct and Ethics applies to all directors, officers and employees of our company and our subsidiaries. Among other matters, the Code of Business Conduct and Ethics is designed to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

The complete Code of Business Conduct and Ethics may be found on our website at www.rasertech.com. We will also furnish copies of the Code of Business Conduct and Ethics to any person who requests it. Requests for copies should be directed to the Secretary, 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604.

Consideration of Director Nominees

Stockholder nominees

The policy of the Board of Directors is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described under “Identifying and Evaluating Nominees for Directors“ below. In evaluating such nominations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications“ below. Any stockholder nominations proposed for consideration by the Board of Directors should include the nominee’s name and qualifications for Board of Directors membership and should be addressed to:

Corporate Secretary

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 200

Provo, UT 84604

For a description of the process for nominating directors, please refer to “Questions and Answers Concerning this Solicitation and Voting at the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?“ on page 8.

Director Qualification Standards and Diversity

The Nominating and Governance Committee’s minimum qualifications and specific qualities and skills required for directors are set forth in Section 3 of our Corporate Governance Guidelines, which are available on our website at www.rasertech.com. These Guidelines require that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase the overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules of the NYSE and the SEC. Each of our directors is expected to devote sufficient time and effort to learn the business of our Company and the Board, to use his or her own unique skills and experiences to provide independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our Company and to exhibit independent thought and judgment. Each of our directors is expected to be committed to enhancing stockholder value and must devote sufficient time to carry out his or her duties, and each is expected to represent the interests of all stockholders. Our Corporate Governance Guidelines include a policy that no director will be nominated for election to the Board after their 74th birthday, unless the Board waives this limitation.

Although we do not have a separate diversity policy relating to the identification and evaluation of nominees for director, our Nominating and Governance Committee considers each candidate’s character, judgment, diversity, age, expertise, corporate experience, length of service, other time commitments, independence, depth and breadth of experience within the Company’s industry and otherwise, leadership ability and the like in the context of the needs of the Board when evaluating director nominees. These considerations help the Board as a whole to have the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board in its oversight of our Company. As part of its periodic self-assessment process, the Nominating and Governance Committee annually reviews and evaluates its performance, including overall composition of the Board and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of our Company.

Identifying and Evaluating Nominees for Directors

The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted stockholder nominations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Communications with the Board of Directors

Individuals may communicate with our Board of Directors by writing to Corporate Secretary, Raser Technologies, Inc., 5152 North Edgewood Drive, Suite 200, Provo, Utah 84604. Our Corporate Secretary will forward all appropriate communication to the Board of Directors or individual members of the Board of Directors specified in the communication. Communications intended for non-management directors should be directed to the Chairperson of the Nominating and Governance Committee at the Company’s address listed above.

2009 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2009.

The Audit Committee of the Board of Directors has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2009 with the Company’s management;

•

discussed with Hein & Associates LLP, the Company’s independent registered public accountants for the year ended December 31, 2009, the materials required to be discussed by Statement on Auditing Standards No. 61; and

•	reviewed the written disclosures and the letter from Hein & Associates LLP required by Independence Standards Board Standard No. 1 and has discussed with Hein & Associates LLP its independence.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2009 Annual Report on Form 10-K, and appointed Hein & Associates LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2010.

AUDIT COMMITTEE

Reynold Roeder (Committee Chair)
James A. Herickhoff
Barry G. Markowitz

PROPOSALS TO BE VOTED ON

PROPOSAL 1

ELECTION OF DIRECTORS

Raser’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. We have three (3) Class I directors, Reynold Roeder, Barry G. Markowitz and Alan G. Perriton, whose terms expire at our 2012 Annual Meeting of Stockholders; two (2) Class II directors, Nicholas Goodman and James A. Herickhoff, whose terms expire at the 2010 Annual Meeting of Stockholders; and two (2) Class III directors, Kraig T. Higginson and Scott E. Doughman, whose terms expire at our 2011 Annual Meeting of Stockholders. In accordance with our Certificate of Incorporation, any additional directorships resulting from an increase in the number of directors shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible.

Class II Director Nominees

Our Board of Directors, upon recommendation of our Nominating and Governance Committee, has nominated Nicholas Goodman and James A. Herickhoff for election as Class II directors. If elected, Messrs. Goodman and Herickhoff will hold office as Class II directors until Raser’s 2013 Annual Meeting of Stockholders, or until their respective successors are elected and duly qualified, or until their earlier death, resignation or removal. Our Board of Directors believes that Mr. Goodman’s extensive experience developing companies within the energy industry, his specific experience consulting renewable energy companies, as well as his proven leadership and executive-level management skills support the conclusion that he should serve as one of our directors. Additionally, our Board of Directors believes that Mr. Herickhoff’s extensive board and executive-level management experience and proven leadership and business capabilities support the conclusion that he should serve as one of our directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the two (2) Class II nominees recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board of Directors expects that Messrs. Goodman and Herickhoff will be available to serve as directors. In the event Messrs. Goodman and Herickhoff become unavailable, however, the proxy holders will vote for any nominee designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them, in the absence of contrary instruction, in such a manner as to assure the election of Messrs. Goodman and Herickhoff.

Vote Required and Recommendation of the Board of Directors

The two (2) Class II nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class II directors. Votes withheld from any director nominee will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

The Board of Directors recommends a vote “FOR” the election of Nicholas Goodman and James A. Herickhoff as Class II directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Hein & Associates LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2010. Services provided to Raser and its subsidiaries by Hein & Associates LLP during the fiscal year ended December 31, 2009 are described under “Audit and Related Fees for Fiscal 2009 and 2008“ below. Representatives of Hein & Associates LLP will be present at the 2010 Annual Meeting of Stockholders, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Audit and Related Fees for Fiscal Years 2009 and 2008

The following table sets forth a summary of the fees billed to us by Hein & Associates LLP for professional services performed for the years ended December 31, 2009 and 2008, respectively:

	2009	2008
Audit Fees (Hein & Associates LLP) (1)	$374,069	$424,490
Audit-Related Fees (2)	8,323	10,864
Tax Fees (3)	—	—
All Other Fees	—	—

Total	$382,392	$435,354

(1)	Consisted of fees for professional services rendered by Hein & Associates LLP for the audit of our annual financial statements included in our Annual Report on Form 10-K, and the review of financial statements included in our Forms 10-Qs or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.
(2)	Consisted of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees” such as comfort or assurance letters.
(3)	Consisted of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

As discussed in “Corporate Governance Principles and Board Matters” above, the Audit Committee appoints, evaluates and approves the compensation of our independent registered public accountants; reviews and approves the scope of the annual audit, the audit fee and the financial statements. The Audit Committee also approves all audit-related fees that are reasonably related to the performance of the annual audit such as comfort or assurance letters. Our Audit Committee has concluded that Hein & Associates LLP has remained independent throughout the audit processes for the years ending December 31, 2009 and 2008, respectively.

Vote Required and Recommendation of the Board of Directors

Ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2010, requires the affirmative vote of a majority of the shares of Raser common stock present in person or represented by proxy and entitled to be voted at the meeting. Abstentions have the same effect as a vote against the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2010.

Ratification of the appointment of Hein & Associates LLP as our independent registered public accountants is not required by our Bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of Hein & Associates LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

ANNUAL REPORT

Our Annual Report to Stockholders for the fiscal year ended December 31, 2009 is being furnished to our stockholders primarily via the Internet. On April 30, 2010, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report.

A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, but not including exhibits, is also available at www.rasertech.com. A copy of our Form 10-K will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person, however, our copying costs will be charged if copies of exhibits to the Form 10-K are requested. Such requests should be directed to our Corporate Secretary at (801) 765-1200 or info@rasertech.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2010

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2009 of Raser Technologies, Inc. are available at http://www.rasertech.com/annualreport2009

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board of Directors intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of the Notice of Internet Availability or set of proxy materials, as applicable, to stockholders who share the same last name and address unless they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of the Notice of Internet Availability or set of proxy materials, as applicable, mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by calling (801) 765-1200.

We will promptly send you additional copies of the Notice of Internet Availability or set of proxy materials, as applicable, upon receipt of such request. You may also contact us if you received multiple copies of the Notice of Internet Availability or set of proxy materials, as applicable, and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse have two accounts containing Raser stock at two different brokerage firms, your household will receive two copies of the Notice of Internet Availability or set of proxy materials, as applicable—one from each brokerage firm.

By order of the Board of Directors,

/S/ RICHARD D. CLAYTON
Richard D. Clayton
Executive Vice President, General Counsel and Secretary

Provo, Utah

April 29, 2010

DETACH HERE

PROXY

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive, Suite 200

Provo, UT 84604

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas Goodman and John T. Perry, and each of them, as proxy holders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of Raser Technologies, Inc., to be held at the Provo Marriott Hotel & Conference Center, 101 West 100 North, Provo, Utah 84601, on Wednesday, June 9, 2010 at 2:30 p.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 29, 2010, and a copy of the Raser Technologies, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Raser Technologies, Inc. gives notice of such revocation.

This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” EACH NOMINEE SET FORTH BELOW, AND “FOR” THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive, Suite 200

Provo, Utah 84604

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR“ ALL OF THE FOLLOWING:

1.	Election of two (2) Class II directors to serve for a three-year term that expires at the 2013 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

I

Class II Nominees:

(01)	Nicholas Goodman
(02)	James A. Herickhoff

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
FOR all nominees except those written on the line above

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of Hein & Associates LLP as independent registered public accountants for the fiscal year ending December 31, 2010.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature:	Date:	Signature:	Date:

II